Exhibit 99.1

Applied Digital Finalizes Additional 150MW Lease with CoreWeave in North Dakota

Polaris Forge 1 Campus to Now Deliver 400MW in Total Critical IT Capacity to CoreWeave, Further Bolstering Applied Digital’s Strategic Expansion into Advanced Compute Infrastructure

DALLAS — Aug. 29, 2025 — Applied Digital (NASDAQ: APLD) announced today that it has finalized a new lease agreement with CoreWeave, the AI Hyperscaler™, for an additional 150MW at its Polaris Forge 1 Campus in Ellendale, North Dakota. This new lease agreement with CoreWeave brings Applied Digital’s total anticipated contracted lease revenue to approximately $11B, which includes $7B in revenue from the initial two approximately 15-year leases executed in May of this year.

With this new long-term lease agreement, the total critical IT capacity across these three long-term lease agreements will encompass 400MW across Applied Digital’s sprawling, purpose-built Polaris Forge 1 Campus strategically designed to power CoreWeave’s artificial intelligence (AI) and high-performance computing (HPC) initiatives.

“This new lease agreement with CoreWeave underpins our commitment to building the next generation of AI infrastructure right here in America’s heartland,” said Wes Cummins, Chairman and CEO of Applied Digital. “It also further reinforces the importance of North Dakota’s role in shaping the future of the digital economy and is another step in advancing its position as one of the most strategic destinations for AI in the world.”

The additional 150MW data center will be housed in the third building of Polaris Forge 1, which is currently in the planning stages. The new lease agreement is anticipated to be at full capacity and ready for service in mid 2027. Under the initial May lease agreements, the first 100MW data center for CoreWeave is scheduled to be ready for service in Q4 of 2025 and the second building, which is expected to house a 150MW data center, is currently under construction and is expected to be operational in the middle of 2026.

The Polaris Forge 1 Campus in Ellendale is being engineered to scale up to 1 gigawatt over time, designed for high-density compute through proprietary innovation. The campus is designed to harness renewable power and leverage North Dakota’s cool climate intended to prioritize sustainability and optimize total cost of ownership. This is estimated to result in $2.7B in savings to Applied Digital over a lifespan of 30 years, according to the company’s recent study which can be accessed here. The Polaris Forge 1 Campus demonstrates how Applied Digital is working to transform existing regional resources into economic opportunity and exemplifies how purpose-built AI Factories can drive lasting prosperity for communities.

With this new lease agreement, Applied Digital seeks to continue its planned rapid growth trajectory by delivering on its stated mission to power progress through development of purpose-driven AI factory campuses intended to power emerging technologies and turn overlooked regions into thriving hubs of innovation.

###

About Applied Digital

Applied Digital (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud — designs, builds, and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “demonstrates,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding the initial lease agreements, the new lease agreement, and campus development, (ii) statements about the HPC industry, (iii) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (iv) statements of future economic performance, and (v) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Polaris Forge 1 data centers; changes to AI and HPC infrastructure needs and their impact on future plans; risks associated with the leasing business, including those associated with counterparties; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund ongoing and future data center construction and operations; our ability to obtain financing of the lease agreements on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the lease agreements; our ability to timely and successfully build hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Learn more at applieddigital.com or follow @APLDdigital on X and LinkedIn.

Media Contact

JSA (Jaymie Scotto & Associates)

(856) 264-7827

jsa_applied@jsa.net